Exhibit 99.1

CS DIGITAL VENTURES, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

CS DIGITAL VENTURES, LLC

i

Report of Independent Registered Public Accounting Firm

To The Management of CS Digital Ventures, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of CS Digital Ventures, LLC, (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Grassi & Co., CPAs, P.C.

We have served as the Company’s auditor since 2026.

Glastonbury, Connecticut

August 10, 2026

CS DIGITAL VENTURES, LLC

BALANCE SHEET

	As of December 31,
	2025	2024
ASSETS
Current assets
Cash	$1,643,812	$367,058
Bitcoin	976,363	3,824,230
Other digital assets	136,867	29
Equipment - in progress	-	8,100,000
Total current assets	2,757,042	12,291,317
Property and equipment, net	28,389,591	13,923,218
Security deposits	2,274,534	973,674
Total assets	$33,421,167	$27,188,209

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$220,000	$-
Credit cards payable	789	13,102
Accrued expenses and other current liabilities	885,963	336,157
Total current liabilities	1,106,752	349,259
Long-term liabilities
Long-term business loans - Francesca Forcella	15,202,424	8,100,000
Total Long-term liabilities	15,202,424	8,100,000
Total Liabilities	16,309,176	8,449,259
Members’ equity
Class A Units, no par value, 400 units authorized; 400 units issued and outstanding as of December 31, 2025 and 2024, respectively, representing 40.0% of total outstanding units.	-	-

Class B Units, no par value, 600 units authorized; 600 units issued and outstanding as of December 31, 2025 and 2024, respectively, representing 60.0% of total outstanding units.	-	-

Class C Profits Interest Units, no par value, no units issued or outstanding as of December 31, 2025 and 2024, respectively.	-	-
Member capital contribution	20,000,000	19,978,160
Accumulated deficit	(2,888,009)	(1,239,210)
Total members’ equity	17,111,991	18,738,950
Total liabilities and members’ equity	$33,421,167	$27,188,209

The accompanying notes are an integral part of these financial statements.

CS DIGITAL VENTURES, LLC

STATEMENTS OF OPERATIONS

	YEARS ENDED DECEMBER 31,
	2025	2024
Revenue
Mining revenue	$20,596,660	$3,872,018
Services revenue	37,614	17,724
Total Revenue	20,634,274	3,889,742

Costs and Expenses
Cost of revenues (excludes depreciation presented below):	9,177,028	1,221,708
Operating expenses	5,777,238	2,173,799
Depreciation expense	6,245,409	1,878,122
Change in fair value of bitcoin	(297,348)	(12,578)
Loss (gain) on sale of equipment	-	(160,958)
Total Costs and Expenses	20,902,327	5,100,093
Operating income	(268,053)	(1,210,332)
Other income	4	60
Interest expense	(1,380,750)	(28,919)
Total other expense	(1,380,746)	(28,859)
Net loss before income taxes	(1,648,799)	(1,239,210)
Income taxes	-	-
Net loss	$(1,648,799)	$(1,239,210)

The accompanying notes are an integral part of these financial statements.

CS DIGITAL VENTURES, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	CLASS A		CLASS B		CLASS C		Member Capital	Accumulated	Total Members’
	Units	Amount	Units	Amount	Units	Amount	Contribution	Deficit	Equity
Balance at inception	-	-	-	-	-	-	-	-	-
Contribution	400	-	600	-	-	-	$19,978,160	-	$19,978,160
Net loss 2024	-	-	-	-	-	-	-	$(1,239,210)	(1,239,210)
Balance as of December 31, 2024	400	-	600	-	-	-	$19,978,160	(1,239,210)	18,738,950
Contribution	-	-	-	-	-	-	21,840	-	21,840
Net loss 2025	-	-	-	-	-	-	-	(1,648,799)	(1,648,799)
Balance as of December 31, 2025	400	-	600	-	-	-	$20,000,000	$(2,888,009)	$17,111,991

The accompanying notes are an integral part of these financial statements.

CS DIGITAL VENTURES, LLC

STATEMENTS OF CASH FLOWS

	YEARS ENDED DECEMBER 31,
	2025	2024
Operating Activities:
Net loss	$(1,648,799)	$(1,239,210)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	6,245,409	1,878,122
Change in fair value of bitcoin	(297,348)	(12,578)
Capitalized interest added to loan balance	214,586	-
Gain on sale of equipment	-	(160,958)
Changes in assets and liabilities:
Bitcoin	3,145,216	(3,811,652)
Other digital assets	(136,838)	(29)
Equipment – in progress	8,100,000	-
Credit Card payable	206,897	13,102
Accrued and other current liabilities	550,595	336,157
Net cash provided by (used in) by operations:	16,379,718	(2,997,046)

Investing Activities:
Purchase of property and equipment	(13,823,944)	(16,272,360)
Proceeds from the sale of mining equipment	-	631,978
Security deposits	(1,300,860)	(973,674)
Net cash used in investing activities	(15,124,804)	(16,614,056)

Financing Activities:
Contributions	21,840	19,978,160
Net cash provided by financing activities	21,840	19,978,160

Net increase in cash	1,276,754	367,058
Cash at beginning of year	367,058	-
Cash at end of year	$1,643,812	$367,058

Supplemental Disclosures of cash flow information:
Cash paid for interest	1,380,750	-

Supplemental Disclosures of noncash investing and financing activities:
Equipment deposits financed through note payable	6,887,838	8,100,000

The accompanying notes are an integral part of these financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE FINANCIAL STATEMENTS

Note 1 - Organization and nature of operations

CS Digital Ventures LLC (the “Company”) is a Delaware limited liability company formed on April 15, 2024. The Company is engaged in digital asset mining and related data processing and hosting activities, and maintains significant property and equipment deployed in cryptocurrency mining operations.

Note 2 - Basis of presentation and going concern

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are presented in U.S. dollars.

The Company incurred net losses during the years ended December 31, 2024, and 2025. As of December 31, 2025, the Company had an accumulated deficit of $2,888,009 and a consolidated loan obligation of $15,202,424. Although the Company maintained a current ratio of approximately 2.49:1 as of December 31, 2025, management concluded that the recurring losses and outstanding debt raised substantial doubt about the Company’s ability to continue as a going concern.

Management evaluated the Company’s ability to continue as a going concern in accordance with ASC 205-40, Presentation of Financial Statements—Going Concern. In performing this assessment, management considered all relevant conditions and events known and reasonably knowable as of the date these financial statements were available to be issued.

Subsequent to year-end, in April 2026, the consolidated loan obligation of $15,202,424 was fully extinguished through a debt-for-equity exchange. In addition, as of May 31, 2026, the Company held approximately $2,513,293 in cash and Bitcoin with a market value of approximately $329,499, resulting in total liquid assets of approximately $2,842,792. The Company also generated approximately $16.4 million of cash from operating activities during the period and management projects positive monthly free cash flows beginning in July 2026 and continuing through at least August 2027.

Based on these factors, management believes that the conditions that previously raised substantial doubt about the Company’s ability to continue as a going concern have been alleviated and that the Company has sufficient liquidity and financial resources to meet its obligations as they become due for at least one year from the date these financial statements are available to be issued.

Note 3 - Summary of significant accounting policies

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues, and expenses, and the related disclosures. Significant estimates include the fair value of digital assets, the useful lives of long-lived assets, and the assessment of impairment indicators of long-term assets. Actual results could differ from those estimates.

Cash

Cash consists of funds held in bank accounts. As of the reporting date, the Company did not hold any cash equivalents. The Company maintains cash balances at financial institutions, which may, at times, exceed federally insured limits.

Bitcoin

The Company adopted ASU 2023-08, Accounting for and Disclosure of Crypto Assets, effective January 1, 2025. The Company’s bitcoins are measured at fair value at each reporting date, with changes in fair value recognized in net income in the period in which they occur. Fair value is determined using observable quoted prices from active cryptocurrency exchanges (principally CoinGecko, Coinbase, and Kraken) at the measurement date.

The accompanying notes are an integral part of these financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE FINANCIAL STATEMENTS

Note 3 - Summary of significant accounting policies (continued)

Concentration of credit and other risks

The Company maintains cash balances at financial institutions that may exceed federally insured limits. Management monitors the financial condition of these institutions and believes credit risk is not significant.

The Company generates bitcoin mining revenue through third-party mining pools, primarily Foundry USA and ViaBTC, and therefore is subject to risks associated with the availability and performance of these service providers.

The Company’s operating results are also affected by fluctuations in the market price of bitcoin and by the availability of electricity and internet connectivity necessary to conduct mining operations.

Revenue recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, using the following five-step model: (i) identify the contract with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations, and (v) recognize revenue when, or as, each performance obligation is satisfied.

Bitcoin Mining Revenue

The Company generates revenue by providing hash computation services to third-party mining pool operators. The Company currently participates in mining pools operated by Foundry USA and ViaBTC under contractual arrangements whereby its mining equipment contributes computing power to the Bitcoin network in exchange for Bitcoin rewards.

Revenue from mining activities is accounted for in accordance with ASC 606, Revenue from Contracts with Customers. The Company’s performance obligation is satisfied as hash computation services are provided to the mining pool operators. Revenue is recognized when the Company has the right to receive consideration, which generally occurs when the mining pool operators determine the Company’s share of mining rewards based on the computational power contributed.

The consideration received is noncash consideration in the form of Bitcoin and is measured at fair value on the date the mining rewards are earned using the quoted market price in the Company’s principal market. Subsequent changes in the fair value of Bitcoin after initial recognition are recognized separately and are not included in revenue.

Mining pool fees charged by the operators, when applicable, are recorded as a reduction of mining revenue. Mining rewards are generally settled on a daily basis. The Company has concluded that these arrangements do not contain a significant financing component due to the short period between the transfer of services and settlement.

Mining-as-a-Service (MaaS) Revenue

The Company recognizes revenue from Mining-as-a-Service (“MaaS”) arrangements over time as hash-rate capacity is continuously provided to the customer. Revenue is recognized ratably over the contractual service period as the related performance obligation is satisfied.

Fair value measurements

Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or a liability.

The accompanying notes are an integral part of these financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE FINANCIAL STATEMENTS

Note 3 - Summary of significant accounting policies (continued)

Fair value measurements (continued)

Fair value measurements are classified and disclosed in one of the following three categories:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices, for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The Company updates its assumptions each reporting period based on new developments and records such amounts at fair value based on the revised assumptions until the agreements expire or the contingency is resolved, as applicable.

Equity

The Company has authorized Class A, Class B, and Class C membership interests. The rights, preferences, ownership percentages, capital contributions, and membership interests associated with each class are disclosed in Note 9.

Segment information

Operating segments are identified based on the manner in which the Company’s chief operating decision maker (“CODM”) evaluates performance and allocates resources. The Company operates and manages its business as one reportable segment, which is the business of Bitcoin mining. The Chief Executive Officer, who serves as the Company’s Chief Operating Decision Maker (“CODM”), evaluates performance and allocates resources based on the Company’s results of operation and cash flows.

Property and equipment, net

Property and equipment, which consist primarily of Bitcoin mining equipment and computer equipment, are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Bitcoin mining equipment and computer equipment are depreciated over 60 months from their respective placed-in-service dates. Expenditures for maintenance and repairs are expensed as incurred, while significant improvements that extend the useful life of an asset are capitalized.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset is less than its carrying amount, an impairment loss is recognized equal to the excess of the carrying amount over the fair value of the asset. For the years ending December 31, 2025 and 2024, no impairment has been recorded for long-lived assets.

The accompanying notes are an integral part of these financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE FINANCIAL STATEMENTS

Note 3 - Summary of significant accounting policies (continued)

Income taxes

The Company elected to be classified as an association taxable as a corporation pursuant to Form 8832, effective April 2024. Accordingly, the Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, measured using enacted tax rates.

Accounting standards

Effective January 1, 2025, the Company adopted Accounting Standards Update (“ASU”) 2023-08, Accounting for and Disclosure of Crypto Assets. Under the new guidance, qualifying crypto assets are subsequently measured at fair value, with changes in fair value recognized in net income each reporting period. The Company adopted the guidance prospectively.

As a result of the adoption, the Company’s bitcoin holdings are measured at fair value at each reporting date, with changes in fair value recognized in the statements of operations. The adoption also expanded the Company’s financial statement disclosures related to crypto assets in accordance with the requirements of ASU 2023-08. The adoption resulted in a cumulative-effect adjustment to accumulated deficit – see note 4.

Accounting pronouncements

Management has evaluated recently issued accounting pronouncements not yet effective and determined that none are expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 expands existing income tax disclosures for rate reconciliations by requiring disclosure of certain specific categories and additional reconciling items that meet quantitative thresholds and expands disclosures for income taxes paid by requiring disaggregation by certain jurisdictions. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. The Company adopted the updated guidance for the year ended December 31, 2025. The adoption did not have a material effect on the Company’s financial statements or related disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). ASU 2024-03 requires, in the notes to the annual and interim financial statements, disaggregated information about certain income statement expense line items. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is evaluating the impact the updated guidance will have on the Company’s financial statements and disclosures.

Note 4 – Bitcoin

The Company holds Bitcoin (BTC) as its primary crypto asset. For the year ended December 31, 2024, Bitcoin was accounted for as an indefinite-lived intangible asset in accordance with ASC 350-30. Effective January 1, 2025, the Company adopted ASU 2023-08, which requires in-scope crypto assets to be measured at fair value on a recurring basis, with changes in fair value recognized in earnings.

The Company maintains Bitcoin through a third-party custody arrangement and through self-custody wallets. Mining rewards are paid by the pool operators directly to the Company’s self-custody wallets and are periodically transferred to the custody account, from which bitcoin is sold. Fair value is determined using the quoted price of Bitcoin in the Company’s principal market at each reporting date: $93,302.47 per BTC at December 31, 2024 and $87,548.06 per BTC at December 31, 2025. Bitcoin is a Level 1 asset within the fair value hierarchy.

The accompanying notes are an integral part of these financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE FINANCIAL STATEMENTS

Note 4 – Bitcoin and other digital assets (continued)

Custody and control of private keys

The Company holds substantially all of its bitcoin in self-custody wallets. Mining rewards are paid by the pool operators directly into those wallets. Bitcoin is transferred to the Company’s account at the third-party custodian only when the Company requires funds, in order to be sold; the sale proceeds are then remitted to the Company’s bank account. The account is used to execute sales and is not used to hold bitcoin over time, and the amount and timing of transfers are therefore determined by the Company’s cash requirements rather than by a fixed schedule. Bitcoin held at the custodian was 0.00197468 BTC, or $173, at December 31, 2025 and nil at December 31, 2024.

For the self-custody wallets, the private keys are held on hardware devices controlled by the Company. Signing authority is limited to named officers and no third party holds or has access to the keys. The wallets are not insured, and the Company bears the risk of loss, theft or unauthorized access; there is no equivalent of deposit insurance for digital assets held in this way.

Under the custody agreement, digital assets delivered to the custodian are held in trust for the Company, the custodian has no right, interest or title in them, they do not form part of the custodian’s balance sheet, and in the event of the custodian’s insolvency or receivership they pass to the Company. The agreement also provides that assets held there are not protected by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation, that they may not be segregated from the assets of other customers of the custodian, and that the custodian’s liability for loss is limited other than in cases of gross negligence, fraud or willful misconduct. Given that bitcoin is held at the custodian only transiently and that the balance at each reporting date was immaterial, the Company does not consider its exposure to the custodian to be significant.

The Company has not pledged any of its bitcoin as collateral and no bitcoin is subject to lending, staking or similar arrangements.

As of December 31, 2025, the Company’s Bitcoin holdings totaled 11.15229453 BTC, with a fair value of US$976,363. In addition, the Company held US$136,867 in custodial balances at the Kraken exchange, consisting of fiat currency and USD Coin (“USDC”) maintained to facilitate trading and settlement activities.

The accompanying notes are an integral part of these financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE FINANCIAL STATEMENTS

Note 4 – Bitcoin (continued)

	Dec 31, 2025
Bitcoin	Quantity	Fair Value
Balance as of January 1, 2025	50.48486224	$3,824,230
Cumulative effect of adopting ASU 2023-08	-	886,133
Balance as of January 1, 2025, at fair value	50.48486224	4,710,363
Revenue recognized from bitcoin mined	198.54142050	20,596,660
Proceeds from sale of bitcoin	(236.27368007)	(23,510,001)
Bitcoin transferred to R2J	(1.59400073)	(157,502)
Network transaction fees	(0.00630741)	(654)
Change in fair value of bitcoin	-	(662,504)
Balance as of December 31, 2025	11.15229453	$976,362

	Dec 31, 2024
Bitcoin	Quantity	Fair Value
Balance as of January 1, 2024	-	$-
Revenue recognized from bitcoin mined	51.24756706	3,872,019
Proceeds from sale of bitcoin	-	-
Bitcoin transferred to R2J	(0.76248457)	(47,775)
Network transaction fees	(0.00022025)	(14)
Change in fair value of bitcoin	-	-
Balance as of December 31, 2024	50.48486224	$3,824,230

Note 5 – Other digital assets

As of December 31, 2025, and 2024, the Company held custodial balances at the Kraken exchange of US$136,867 and US$29, respectively, consisting of fiat currency and USD Coin (USDC) stablecoins maintained to facilitate digital asset trading and settlement activities. These balances are presented as Other Digital Assets in the accompanying balance sheet.

Property and equipment	2025	2024
Other digital assets - Kracken	$136,867	$29
Total other digital assets	$136,867	$29

Note 6 - Property and equipment, net

The following table presents the Company’s property and equipment:

Property and equipment	2025	2024
Tools, machinery, and equipment	$36,511,715	$15,801,340
Computer equipment	1,407	-
Accumulated depreciation	(8,123,531)	(1,878,122)
Property and equipment, net	$28,389,591	$13,923,218

The accompanying notes are an integral part of these financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE FINANCIAL STATEMENTS

Note 6 - Property and equipment, net (continued)

The Company’s property and equipment consist of Bitcoin mining machines deployed across operating sites in Texas and Illinois. All assets are depreciated on a straight-line basis over 60 months from the respective placed-in-service date.

Depreciation expense was approximately $6.2 million and $1.9 million for the year ended December 31, 2025 and the period ended December 31, 2024, respectively. No impairment losses were recognized on property and equipment, net during the years ended December 31, 2025 and 2024.

During the year ended December 31, 2024, the Company recorded advance payments to Bitmain Technology Co., Ltd. totaling $8,100,000 as equipment – in progress. These deposits, funded by the first two tranches of the loan received from Francesca Forcella in November and December 2024 (see Note 8), represented purchase commitments for the 4,684 Antminer S21+ units subsequently placed in service. Upon delivery and commissioning of the equipment in January 2025, the full $8,100,000 was reclassified from equipment – in progress to property and equipment.

The January and February 2025 loan tranches were used to fund the remaining balance on the acquisition of 4,684 Antminer S21+ units.

Note 7 - Security deposits

Other Asset	2025	2024
Security Deposit	$2,274,534	$973,674
Total Other Assets	$2,274,534	$973,674

Security deposits consist of refundable amounts paid to Genesis Digital Assets pursuant to co-location hosting agreements. The Company paid $973,674 on August 9, 2024 (Pyote, TX — DDH North America Inc.) and $1,300,860 on May 6, 2025 (Carterville, IL — Dog House TX-2 LLC). Both deposits are refundable upon termination of the respective hosting agreement and are classified as non-current assets.

Note 8 – Long-term business loans

Between November 23, 2024 and February 24, 2025, the Company received four loan advances from Francesca Forcella, each used to fund equipment purchases, as follows: $1,625,400 on November 23, 2024; $6,474,600 on December 26, 2024; $4,050,000 on January 24, 2025; and $2,837,838 on February 24, 2025. Total principal disbursed: $14,987,838. Interest accrued on each advance from its disbursement date through March 1, 2025 at an annual rate of 11 percent, totaling $214,586, resulting in a consolidated loan balance of $15,202,424 at the time the formal loan agreement was executed on March 18, 2025.

The loan bears interest-only monthly payments at an effective monthly rate of 0.8734% (11% per annum). The loan has a contractual maturity date of March 2030, at which time a balloon payment of the outstanding principal and accrued interest becomes due. Monthly interest payments of approximately $132,787 represent the interest accrued on the outstanding loan balance, with no principal amortization required prior to maturity. Accordingly, the estimated balloon payment at maturity is approximately $15,335,211, consisting of the outstanding principal balance of $15,202,424 plus the final month’s accrued interest.

As collateral for the loan, the Borrower granted the Lender a security interest in the Antminer S21+ units acquired using the loan proceeds. Although the Loan Agreement references 5,000 units as the original quoted quantity, the purchase was negotiated based on hashpower rather than a fixed number of units. Accordingly, the final delivery consisted of 4,684 Antminer S21+ units, representing the hashpower equivalent of the originally quoted 5,000 units.

The accompanying notes are an integral part of these financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE FINANCIAL STATEMENTS

As described in Note 13, subsequent to December 31, 2025, the entire outstanding loan — including principal and deferred inception-period interest — was fully extinguished through a debt-for-equity exchange completed on April 23, 2026, pursuant to which Francesca Forcella received 6,000,000 Class B Units representing a 6 percent interest in the Company.

Note 8 – Long-term business loans (continued)

Long-term business loans	2025	2024
Current portion of debt	$-	$-
Long-term debt	15,202,424	8,100,000
Total Long Term Business Loan	15,202,424	8,100,000
Accrued interest payable	-	28,919
Total Long Term Business Loan and accrued interest	$15,202,424	$8,128,919

Note 9 – Accrued expenses and other current liabilities

Accrued expenses represent obligations incurred by the Company for goods and services received or expenses recognized for which payment had not yet been made as of the reporting date. The Company recognizes accrued expenses when the related obligation is probable, and the amount can be reasonably estimated.

As of December 31, 2025, accrued expenses primarily consisted of accrued payroll and payroll-related taxes of $35,196, accrued electricity costs payable to DDH North America Inc. of $552,104, accrued hosting service fees payable to DDH North America Inc. of $298,663.

As of December 31, 2024, accrued expenses primarily consisted of accrued payroll and payroll-related taxes of $35,427, accrued electricity costs payable to DDH North America Inc. of $155,649, accrued hosting service fees payable to DDH North America Inc. of $116,162, and accrued interest payable related to the Company’s loan obligations of $28,919.

Note 10 - Members’ equity

Members’ equity consists of members’ capital contributions and accumulated deficit. Pursuant to the Amended and Restated Limited Liability Company Agreement dated June 4, 2024 (the “Operating Agreement”), the Company has authorized three classes of membership interests: Class A Units, Class B Units, and Class C Profits Interest Units.

Class A Units represent membership interests issued to certain members of the Company and include both vested and unvested units, as specified in Schedule A of the Operating Agreement. Holders of Class A Units are entitled to one vote per Class A Unit on matters submitted to the Class A Members pursuant to the terms of the Operating Agreement. As of December 31, 2025, the holders of Class A Units were Bernardo Schucman, who held 250 vested Class A Units representing a 25.00% ownership interest, and Luis Federico Sader Pereira, Gustavo Caldeira de Andrada, and Roberto Santacroce Martins, each of whom held 50 Class A Units representing a 5.00% ownership interest each, consisting of 20 vested units and 30 unvested units.

Class B Units represent membership interests issued to the Company’s founding investor. As reflected in Schedule A of the Operating Agreement, the Class B Member made the documented capital contribution to the Company as of the effective date of the Operating Agreement. Holders of Class B Units are entitled to one vote per Class B Unit on matters submitted to Class B Members pursuant to the terms of the Operating Agreement. As of December 31, 2025, Shanti Cillo held 600 Class B Units, representing a 60.00% ownership interest, with a total capital contribution of $20,000,000.

The accompanying notes are an integral part of these financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE FINANCIAL STATEMENTS

Class C Profits Interest Units are intended to qualify as “profits interests” for U.S. federal income tax purposes pursuant to the Operating Agreement and are expected to be issued through CS Management LLC as part of the Company’s equity incentive program. These units represent an interest in future appreciation of the Company and are not considered outstanding membership interests as of December 31, 2025. No Class C Profits Interest Units had been issued or were outstanding as of December 31, 2025.

Note 11 - Income taxes

Management evaluated the Company’s income tax position, including both current and deferred income taxes, for the years ended December 31, 2024 and December 31, 2025 in accordance with ASC 740.

For the year ended December 31, 2024, the Company reported a pre-tax net loss of US$1,239,210. For the year ended December 31, 2025, the Company reported a pre-tax net loss of US$1,648,799.

Based on the Company’s taxable results for 2024, no current income tax liability arose and, accordingly, no current income tax provision was recognized. Although the Company’s 2025 federal income tax return has not yet been prepared, management evaluated the financial information currently available and concluded that no current income tax provision is required, as no taxable income was generated during the year.

Management evaluated the Company’s deferred tax assets arising from available net operating loss carryforwards in accordance with ASC 740. Based on management’s assessment, it is not more likely than not that these deferred tax assets will be realized. Accordingly, no net deferred tax asset has been recognized in the accompanying financial statements as of December 31, 2024 and December 31, 2025.

Note 12 - Commitments and contingencies

As of December 31, 2025, the Company had no pending legal proceedings, arbitrations, or formal claims. The Company had no material purchase commitments for future asset deliveries beyond its existing hosting arrangements. Co-location hosting services are provided under three agreements: with DDH (North America) Inc. at Pyote, Ward County, Texas, effective June 24, 2024; with Dog House TX-2 LLC at the Carterville site, Garden City, Texas, effective December 3, 2024; and with Data & Energy Services LLC at Pyote, Texas, effective June 20, 2025.

The DDH and Dog House agreements each run for an initial term of three years and are usage-based: the Company reimburses the actual all-in cost of the power consumed by its equipment and pays an operations and maintenance charge of $0.005 per kilowatt hour, in each case after the consumption has occurred. Neither agreement obliges the Company to purchase or to pay for any minimum quantity of energy or hosting capacity, and neither host warrants any level of uptime or availability.

Under both agreements, revenue generated by the hosted equipment is shared 70 percent to the Company and 30 percent to the host, which is effected by connecting the host’s share of the machines directly to the host’s own wallet rather than by a cash payment; at the Carterville site the host is entitled to keep its share at no fewer than 1,500 of the 5,000 machines.

The Data & Energy Services agreement, which took effect on June 20, 2025 for an initial term of twelve months renewing automatically for successive twelve-month periods, is on different terms. The Company pays the actual cost of the power consumed by its equipment, a management fee of $0.006 per kilowatt hour of that consumption, and a share of the mining profit generated at the site, calculated as the gross mining revenue produced by the equipment less the power cost and the management fee. That share was 40 percent for the period from June 20 to December 31, 2025 and amounted to $358,320, which is included in energy cost. Equipment repairs are invoiced separately as they are incurred. The Company holds a prepayment balance and a security deposit with that host, both of which were satisfied by the credit balance transferred from the predecessor agreement assigned to the Company in May 2025 rather than by a new cash payment. The agreement also contains an availability provision under which the host will use commercially reasonable efforts to make the hosting services available between 90 and 95 percent of the time annually, excluding facility maintenance, equipment failure, scheduled curtailment and force majeure; that provision is an undertaking by the host and does not create a payment obligation for the Company.

The accompanying notes are an integral part of these financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE FINANCIAL STATEMENTS

Each agreement required a refundable security deposit equal to approximately two months of the estimated hosting fee; the deposits under the DDH and Dog House agreements are described in Note 6. Accordingly, other than those deposits and the amounts held by the host under the Data & Energy Services agreement, the Company is not subject to minimum payment obligations or minimum energy or hosting commitments under these arrangements as of December 31, 2025.

Note 13 – Related party transactions

On May 25, 2025, the Company entered into an Asset Purchase Agreement with Shanti Cillo, a member of the Company, for the acquisition of 1,100 Antminer S21 Mixed Batch cryptocurrency mining units, together with the related racks, wiring, and supporting infrastructure, for an aggregate purchase price of $4,510,000.

Under the terms of the agreement, the Company made an initial payment of $1,010,000 upon execution of the agreement, with the remaining $3,500,000 payable in seven equal monthly installments of $500,000 each through December 2025. Payments were permitted to be made by wire transfer or in cryptocurrency, as specified in the agreement. Title to the assets transferred to the Company upon payment of the initial installment.

The transaction was accounted for as the acquisition of property and equipment in accordance with the Company’s accounting policies. The purchase price was paid in full on December 29, 2025, and no amounts remained outstanding under the agreement as of December 31, 2025.

Note 14 - Subsequent events

On April 23, 2026, the $15,202,424 consolidated loan from Francesca Forcella was fully extinguished through a debt-for-equity exchange; Francesca Forcella received 6,000,000 Class B Units representing a 6 percent interest in the Company.

In April 2026, the Company executed the Second Amended and Restated LLC Agreement, admitting Francesca Forcella as a new Class B member and effecting related governance updates.

On May 26, 2026, the Company and Olenox Industries Inc. entered into and closed a Membership Interest Purchase Agreement, whereas, Olenox acquired 100% of the membership interests of the Company resulting in the Company becoming a wholly owned subsidiary of Olenox.

Subsequent to the acquisition of the Company by Olenox Industries Inc., the Company received cash transfers from Olenox Corp. totaling $600,000, consisting of five installments of $150,000 each on May 27, 2026, June 4, 2026, June 22, 2026, and June 25, 2026. In addition, the Company made a payment of $50,000 to Kevin McKnight LLC on behalf of Olenox Corp.

In June 2026, the Company and Data & Energy Services LLC mutually terminated the hosting agreement covering the Pyote AIR facility with effect from June 26, 2026. Under the termination agreement the host is required to prepare a final reconciliation statement within sixty days of that date, applying the Company’s prepayment balance and security deposit held by the host against the amounts owed through the termination date; any excess is refundable to the Company and any shortfall is payable by the Company. The Company had thirty days from the termination date to remove its equipment from the facility. The final reconciliation statement had not been received as of the date these financial statements were available for issuance, and the resulting amount receivable or payable cannot presently be determined.

In July 2026, the Company terminated contractor service agreements with Italo Data SL and Gustavo Caldeira de Andrada.

No other material subsequent events have been identified through the date these financial statements were available for issuance.

The accompanying notes are an integral part of these financial statements.